Exhibit 10.46

TENTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement is entered into as of December 27, 2018 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”) and BRIDGELINE DIGITAL, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 9, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of August 15, 2016, that certain Second Amendment to Loan and Security Agreement dated as of December 12, 2016, that certain Third Amendment to Loan and Security Agreement dated as of August 10, 2017, that certain Fourth Amendment to Loan and Security Agreement dated as of October 6, 2017, that certain Fifth Amendment to Loan and Security Agreement dated as of November 27, 2017, that certain Sixth Amendment to Loan and Security Agreement dated as of February 1, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of May 10, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of August 10, 2018 and that certain Ninth Amendment to Loan and Security Agreement dated as of September 21, 2018 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The following definitions set forth in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization expenses and non-cash stock-based compensation expense, and net of any non-cash good will adjustments, each as determined in accordance with GAAP.

“Revolving Maturity Date” means January 1, 2020.

2.           Section 6.9 of the Agreement is amended and restated in its entirety to read as follow:

6.9          Financial Covenants.

(a)       Minimum Asset Coverage Ratio. Borrower shall maintain at all times a ratio of (i) unrestricted cash in its accounts at Bank plus Eligible Accounts plus the Guaranteed Amount to (ii) all outstanding Obligations owing to Bank (the “Asset Coverage Ratio”) of at least 1.40 : 1.00.

(b)       Performance to Plan – Adjusted EBITDA. Borrower’s minimum quarterly Adjusted EBITDA for the fiscal quarters ending on December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019 shall be at least the amount set forth on Exhibit D. Notwithstanding the foregoing, Borrower shall not be deemed in breach of the foregoing covenant if the total negative deviation from its projected Adjusted EBITDA for a particular quarter period does not exceed $200,000. Borrower and Bank shall mutually agree upon minimum quarterly Adjusted EBITDA amounts for subsequent fiscal quarters no later than September 30, 2019.

(c)       Minimum Cash. Borrower shall maintain at all times at least $500,000 in unrestricted cash in its accounts at Bank.

3.           Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

4.           Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and no Event of Default has occurred and is continuing.

5.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

7.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)       payment of a prorated facility fee in the amount of $2,000 plus all Bank Expenses incurred through the date of this Amendment;

(b)       corporate resolutions and incumbency certificate;

(c)       affirmation of guaranty;

(d)       affirmation of intercreditor agreement; and

(e)       such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGELINE DIGITAL, INC. By: /s/ Carole Tyner Name: Carole Tyner Title: CFO

HERITAGE BANK OF COMMERCE By: /s/ Mike Hansen Name: Mike Hansen Title: SVP & Manager

Exhibit D
Compliance Certificate

TO:	HERITAGE BANK OF COMMERCE

FROM:	BRIDGELINE DIGITAL, INC.

The undersigned authorized officer of BRIDGELINE DIGITAL, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
A/R & A/P Agings	Monthly within 30 days		Yes	No
Sales journal	Monthly within 30 days		Yes	No
Collections journal	Monthly within 30 days		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No
Deferred Revenue Schedule	Monthly within 30 days		Yes	No
Balance Sheet and Income Statement	Monthly within 30 days		Yes	No
Compliance Certificate	Monthly within 30 days		Yes	No
Quarterly Financial statements/Form 10-Q	Quarterly within 5 days of filing		Yes	No
Annual Financial Statements/Form 10-K/ (CPA audited)	Annually within 5 days of filing		Yes	No
Borrower’s and Personal Guarantor’s tax returns and schedules	Annually within 5 days of filing but no later than October 31st of each year		Yes	No
Personal Guarantor’s personal financial statements	Annually no later than October 31st of each year (or more frequently as Bank may request)		Yes	No
A/R and Collateral audit	Semi-annually		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies
Minimum Cash	$500,000	$___________	Yes	No
Asset Coverage Ratio	1.40 : 1.00	_____: 1.00	Yes	No
Maximum quarterly Adjusted EBITDA Loss for:
Quarter ending 12/31/18 and beyond	($1,020,000)	$__________	Yes	No
Quarter ending 3/31/19 and beyond	($928,000)	$__________	Yes	No
Quarter ending 6/30/19 and beyond	($767,000)	$__________	Yes	No
Quarter ending 9/30/19 and beyond	($569,000)	$__________	Yes	No

Comments Regarding Exceptions: See Attached.
BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status		Yes	No
DATE